Exhibit (d)(b)(21)(i)

BRIGHTHOUSE FUNDS TRUST II

AMENDMENT NO. 1 TO THE SUB-INVESTMENT MANAGEMENT

AGREEMENT

(T. ROWE PRICE LARGE CAP GROWTH PORTFOLIO)

This Amendment No. 1 to the Sub-Investment Management Agreement (the “Agreement”) dated August 4, 2017, by and between Brighthouse Funds Trust II (the “Trust”), Brighthouse Investment Advisers, LLC, (the “Adviser”), and T. Rowe Price Associates, Inc. (the “Subadviser”) with respect to the T. Rowe Price Large Cap Growth Portfolio, a series of the Trust, is entered into effective the 17th of August 2017.

WHEREAS, the Agreement provides for the Subadviser to provide certain investment advisory services for the Adviser, for which the Subadviser is to receive agreed upon fees; and

WHEREAS, the parties wish to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and, for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Pursuant to Article 5 of the Agreement, the Appendix, which contains the schedule of fees, is deleted and replaced with the following:

Asset Range of the Portfolio $0 to $100,000,000:

0.500% on the first $50,000,000

0.400% on the next $50,000,000

Asset Range of the Portfolio $100,000,000 to $1,000,000,000:

0.400% on the first $250,000,000

0.375% on the next $250,000,000

0.350% on the next $500,000,000

Asset Range of the Portfolio over $1,000,000,000:

0.30% on all assets

2.	All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the 30th day of May 2018.

BRIGHTHOUSE FUNDS TRUST II

By:	/s/ Kristi Slavin
Kristi Slavin
President and Chief Executive Officer

BRIGHTHOUSE INVESTMENT ADVISERS, LLC

By:	/s/ Kristi Slavin
Kristi Slavin President

T. ROWE PRICE ASSOCIATES, INC.

By:	/s/ Terence Baptiste
Name:	Terence Baptiste
Title:	Vice President